I

BEHRINGER HARVARD
SHORT - TERM
OPPORTUNITY FUND I LP

First Quarter Report
Quarter ended March 31, 2012

Hotel Palomar in Dallas, Texas, (left and center) and 1221 Coit Road in Plano (Dallas), Texas

First Quarter Overview

As of June 14, 2012

•	The Fund continues its disposition phase. We are focused on selling assets and returning as much capital as possible to investors over the next two to three years.
•	1221 Coit in Plano (Dallas), Texas, has been attracting significant buyer interest and we are currently negotiating with several potential buyers to optimize the sales price and maximize the ultimate value.
•	We are hopeful that we can complete the sale of 250/290 John Carpenter Freeway in Irving, Texas, during 2012. We plan to use the net proceeds to pay down debt in the Fund.
•	Hotel Palomar is continuing its trend of improving performance, as demonstrated by the increases in monthly Average Daily Rate and Revenue per Available Room thus far in 2012. The $41.1 million loan on this asset matures on December 21, 2012.
•	On May 17 and June 8, 2012, the Fund entered into deed-in-lieu of foreclosure agreements with the lenders on the Cassidy Ridge Condominiums in Telluride, Colorado, and the Palomar Residences in Dallas, Texas, respectively. Ownership of the properties was transferred to the lenders in full settlement of the outstanding debt, subject to certain contingencies. Because these loans were in default at year-end 2011 and were recourse to the Fund, the loan deficiencies negatively impacted the Fund’s year-end 2011 estimated unit valuation.

Financial Highlights

		3 mos. ended	3 mos. ended
	(in thousands)	Mar. 31, 2012	Mar. 31, 2011
Some numbers	Total revenues	$5,015	$5,181
have been	Net operating income[1]	$813	$1,007
rounded for	(in thousands)	As of Mar. 31, 2012	As of Dec. 31, 2011
presentation	Total assets	$112,451	$116,026
purposes.	Total liabilities	$135,776	$136,806

Investor Information

A copy of the Partnership’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at sec.gov or by written request to the Partnership at its corporate headquarters. For additional information about Behringer Harvard and its investment programs, please contact us at 866.655.3650.

Consolidated Balance Sheets

(in thousands, except unit amounts)	As of	As of
	Mar. 31, 2012	Dec. 31, 2011

Assets
Real estate
Land	$13,459	$13,459
Buildings and improvements, net	59,401	60,946
Total real estate	72,860	74,405
Real estate inventory, net	28,861	28,849
Cash and cash equivalents	2,830	3,296
Restricted cash	877	2,731
Accounts receivable, net	3,310	2,912
Prepaid expenses and other assets	823	828
Furniture, fixtures, and equipment, net	310	330
Deferred financing fees, net	536	591
Lease intangibles, net	2,044	2,084
Total assets	$112,451	$116,026

Liabilities and Equity (deficit)

Liabilities
Notes payable	$110,824	$111,724
Note payable to related party	12,018	12,018
Accounts payable	756	692
Payables to related parties	3,789	3,424
Accrued liabilities	8,389	8,948
Total liabilities	135,776	136,806

Commitments and contingencies

Equity (deficit)
Partners’ capital (deficit)
Limited partners–11,000,000 units authorized, 10,803,839 units issued and outstanding at March 31, 2012, and December 31, 2011	$(54,894)	$(52,909)
General partners	38,437	38,437
Partners’ capital	(16,457)	(14,472)
Noncontrolling interest (deficit)	(6,868)	(6,308)
Total equity (deficit)	(23,325)	(20,780)
Total liabilities and equity (deficit)	112,451	116,026

Consolidated Statements of Cash Flows
(in thousands, except per unit amounts)	3 mos. ended Mar. 31, 2012	3 mos. ended Mar. 31, 2011

Cash flows from operating activities
Net loss	$(2,545)	$(5,258)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	829	1,812
Asset impairment loss	-	2,700
Gain on sale of assets	(44)	-
Changes in operating assets and liabilities:
Real estate inventory	(12)	(1,275)
Accounts receivable	(398)	24
Prepaid expenses and other assets	5	16
Lease intangibles	-	(682)
Accounts payable	64	12
Accrued liabilities	(30)	(196)
Payables or receivables with related parties	365	326
Cash used in operating activities	(1,766)	(2,521)

Cash flows from investing activities
Proceeds from sale of assets	906	-
Capital expenditures for real estate	(561)	80
Change in restricted cash	1,854	(461)
Cash provided by (used in) investing activities	2,199	(381)

Cash flows from financing activities
Proceeds from notes payable	612	1,403
Proceeds from note payable to related party	-	325
Payments on notes payable	(1,511)	(30)
Payments on capital lease obligations	-	(17)
Financing costs	-	(2)
Contributions from general partners	-	2,062
Cash provided by (used in) financing activities	(899)	3,741

Net change in cash and cash equivalents	(466)	839
Cash and cash equivalents at beginning of period	3,296	2,040
Cash and cash equivalents at end of period	$2,830	$2,879

Supplemental disclosure
Interest paid, net of amounts capitalized	$716	$1,107
Non-cash investing activities
Notes receivable from noncontrolling interest holder	$21	$195
Capital expenditures for real estate in accrued liabilities	$452	$43
Non-cash financing activities
Contributions from noncontrolling interest holder	$21	$195

Consolidated Statements of Operations

Consolidated Statements of Operations

(in thousands, except per unit amounts)	3 mos. ended	3 mos. ended
	March. 31, 2012	March. 31, 2011
Revenues
Rental revenue	$1,542	$1,104
Hotel revenue	3,473	4,077
Total revenues	5,015	5,181

Expenses
Property operating expenses	3,506	3,553
Asset impairment loss	-	2,700
Interest expense, net	2,275	917
Real estate taxes, net	540	442
Property and asset management fees	359	327
General and administrative	176	207
Depreciation and amortization	767	1,194
Total expenses	7,623	9,340

Interest income	51	60
Loss from operations before income taxes	(2,557)	(4,099)

Provision for income taxes	(32)	(48)
Loss from continuing operations	(2,589)	(4,147)

Income (loss) from discontinued operations	44	(1,111)

Net loss	(2,545)	(5,258)

Noncontrolling interest in continuing operations	573	283
Noncontrolling interest in discontinued operations	(13)	1
Net loss attributable to noncontrolling interest	560	284

Net loss attributable to the Partnership	$(1,985)	$(4,974)

Amounts attributable to the Partnership
Continuing operations	$(2,016)	$(3,864)
Discontinued operations	31	(1,110)
Net loss attributable to the Partnership	$(1,985)	$(4,974)

Basic and diluted weighted average limited partnership units outstanding	10,804	10,804

Net loss per limited partnership unit-basic and diluted
Loss from continuing operations attributable to Partnership	$(0.19)	$(0.36)
Loss from discontinued operations attributable to Partnership	-	$(0.10)
Basic and diluted net loss per limited partnership unit	$(0.19)	$(0.46)

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Short-Term Opportunity Fund I LP (which may be referred to as the “Fund,” the “Partnership,” “we,” “us,” or “our”) and our subsidiaries, our anticipated improvements to, and disposition of, properties, amounts of anticipated cash distributions to our investors in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief, or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include those described in the Risk Factors section of the Fund’s filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future event or otherwise.

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of March 31, 2012, and December 31, 2011, and our unaudited, consolidated results of operations and cash flows for the periods ended March 31, 2012, and 2011.

Net Operating Income (NOI)[1]

(in thousands)	3 mos. ended Mar. 31, 2012	3 mos. ended Mar. 31, 2011
Total revenues	$5,015	$5,181
Operating expenses
Property operating expenses	3,506	3,553
Real estate taxes, net	540	442
Property and asset management fees	359	327
Cost of real estate inventory sales	-	-
Less: Asset management fees	(203)	(148)
Total operating expenses	4,202	4,174
Net operating income	$813	$1,007

Reconciliation to Net Loss

Net operating income	$813	$1,007
Less: Depreciation and amortization	(767)	(1,194)
General and administrative expenses	(176)	(207)
Interest expense, net	(2,275)	(917)
Asset management fees	(203)	(148)
Asset impairment loss	-	(2,700)
Provision for income taxes	(32)	(48)
Add: Interest income	51	60
Income (loss) from discontinued operations	44	(1,111)
Net loss	$(2,545)	$(5,258)

[1]	Net operating income (NOI), a non-GAAP financial measure, is defined as total revenue less property operating expenses, real estate taxes, property management fees, advertising costs, and cost of real estate inventory sales. Management believes that NOI provides an accurate measure of the Partnership’s operating performance because NOI excludes certain items that are not associated with management of our properties. NOI should not be considered as an alternative to net income (loss) or an indication of our liquidity. NOI is not indicative of funds available to fund our cash needs or our ability to make distributions and should be reviewed in connection with other GAAP measurements. To facilitate understanding of this financial measure, a reconciliation of NOI to GAAP net loss has been provided.

Date Published 07/12 © 2012 Behringer Harvard	1411-1 ST Q1 Report 2012